Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Amendment No. 3 to the Registration Statement on Form S-8 (No. 333-200183) of our report dated June 28, 2019, relating to the financial statements of Marietta Leasehold LP as of December 31, 2018 and 2017 and for the years then ended, appearing in Amendment No. 2 to the Registration Statement on Form S-4 (No. 333-232736) and related Prospectus of Ashford Inc. filed with the Securities and Exchange Commission.

/s/ BDO USA, LLP
Dallas, Texas

January 30, 2020